Exhibit 3.2
AMENDED AND RESTATED
BYLAWS
OF
DUOYUAN PRINTING, INC.
(A WYOMING CORPORATION)
     These Amended and Restated Bylaws (as amended, restated or otherwise modified from time to time, these (“Bylaws”) are subject to, and governed by, the Wyoming Business Corporation Act (as now or hereafter in effect, “WBCA”) and the Amended and Restated Articles of Incorporation (as amended, restated or otherwise modified from time to time, the “Articles of Incorporation” ) In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the WBCA or the provisions of the Articles of Incorporation, such provisions of the WBCA and the Articles of Incorporation, as the case may be, will be controlling.
ARTICLE I
OFFICES
     Section 1.1 Principal Office. The principal office of Duoyuan Printing, Inc. (hereinafter “Corporation”) shall be in the City of Beijing, People’s Republic of China.
     Section 1.2 Registered Office. The registered office of the Corporation, required by the WBCA to be maintained in the State of Wyoming, shall be located in the City of Cheyenne, at 214 West Lincolnway, Suite 23, Cheyenne, Wyoming , 82001 The address of the registered office may be changed from time to time by the Board of Directors.
     Section 1.3 Other Offices. The Corporation may have such other offices both within and without the United States as the Board of Directors may from time to time determine or the business of the Corporation requires.
ARTICLE II
SHAREHOLDERS
     Section 2.1 Annual Meetings. The Directors shall be elected annually at the annual meeting of Shareholders or by written consent in lieu of an annual meeting.
     Section 2.2 Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or at the request of the holders of not less than twenty-five percent (25%) of all of the outstanding shares of the Corporation entitled to vote at the meeting on any issue proposed to be considered at such meeting. At any special meeting, no business shall be transacted and no corporate action shall be taken other than as stated in the notice of the meeting.
     Section 2.3 Place of Meeting. The Board of Directors may designate the place, if any, either within or without the State of Wyoming, for any special meeting and the means of remote communication, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office the Corporation. Notwithstanding the foregoing, the Board of Directors may determine, in its sole discretion, that the meeting shall be held solely by means of remote communication, subject to such guidelines and procedures that the Board of Directors may adopt, as permitted by applicable law.

     Section 2.4 Notice of Meeting.
     (a) Written or printed notice stating the place, if any, day and hour of the special meeting and stating the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at such person’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If electronically transmitted in a manner authorized by the shareholder, then notice is deemed delivered upon the electronic transmission. Notice by electronic transmission is written notice.
     (b) Without limiting the foregoing, any notice to Shareholders given by the Corporation pursuant to this Section 2.4 shall be effective if given by a form of electronic transmission consented to in writing by the Shareholders eligible to receive notice. A Shareholder’s consent may be revoked by the Shareholder by written notice to the Corporation and shall also be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the de facto secretary or assistant de facto secretary of the Corporation, the transfer agent or other person responsible for the giving of notice. The inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (A) if by facsimile transmission, when directed to a number at which the Shareholder has consented to receive notice; (B) if by electronic mail, when directed to an electronic mail address at which the Shareholder has consented to receive notice; (C) if by a posting on an electronic network, together with separate notice to the Shareholder of such specific posting, upon the later of such posting and the giving of such separate notice; or (D) if by another form of electronic transmission, when and as directed to the Shareholder.
     (c) For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed (but not altered, amended or revised) by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
     (d) If a special Shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. However if the meeting is adjourned for more than thirty (30) days, then a new notice shall be sent to the Shareholders. Also, if a new record date is set after thirty (30) days, notice of the adjourned meeting shall be given to persons who are Shareholders as of the new record date
     Section 2.5 Closing of Transfer Books or Fixing of Record Date.
     (a) For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, to demand a special meeting, to vote or to take any other action, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than sixty (60) nor less than ten (10) days before the meeting or not more than sixty (60) days before any other action requiring such determination of Shareholders.
     (b) If no record date is fixed, (i) the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

     Section 2.6 Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the mailing address of and the number of shares held by each Shareholder. The list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (b) on file at the principal office of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held, which shall be subject to inspection by any Shareholder at any time during usual business hours. The list may not be copied prior to or at the meeting for which the list was prepared, provided that (i) the Corporation shall make arrangements for an independent firm to provide to Shareholders any information any Shareholder wants to distribute relative to matters to be considered at the meeting, provided that the Shareholder pays for the mailing and provides the materials in a timely fashion; (ii) the list shall be made available at the Shareholder’s expense to any Shareholder at or after the meeting who brings a legal challenge to the right of any other Shareholder to vote at the meeting; and (iii) the list shall be available for inspection, but not copying, for the period specified prior to the meeting and at the meeting. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any Shareholder during the whole time thereof on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting. The original stock transfer book shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders. As a condition to the election of any person as a director of the Corporation and the counting of any votes cast in favor of any such person’s election as a director, such person’s name shall first be placed in nomination by a Shareholder of record at the meeting of Shareholders called for such purpose.
     Section 2.7 Quorum. Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, a majority of the outstanding shares of the Corporation entitled to vote with respect to any matter, represented in person or by proxy, shall constitute a quorum for action on that matter.
     Section 2.8 Conduct of Meetings. The Chairman of the Board of Directors or the Chief Executive Officer shall preside at all meetings of the Shareholders. In the absence of the Chairman of the Board of Directors or the Chief Executive Officer, the Chief Financial Officer shall preside. The presiding officer shall appoint an officer to act as de facto secretary of the meeting.
     Section 2.9 Proxies.
     (a) A Shareholder may vote his, her or its shares in person or by proxy. A Shareholder may appoint a proxy to vote or otherwise act for him, her, or it by signing, whether by manual signature, electronic transmission or otherwise, an appointment form, either personally or by such person’s attorney-in-fact. An appointment of a proxy is effective when received by the de facto secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months unless a longer period is expressly provided in the appointment form.
     (b) Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, the Board of Directors may, in advance of any meeting of the Shareholders, prescribe additional regulations concerning the manner of executing and filing proxies (and the validation of same) which may be voted at such meeting.
     Section 2.10 Voting of Shares.
     (a) Election of directors at all meetings of Shareholders at which directors are to be elected may, but need not, be by written ballot and, except as otherwise provided by applicable law or in the Articles of Incorporation, a plurality of the votes cast thereat shall elect. Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, all matters other than the election of directors submitted to the Shareholders at any meeting shall be approved if the number of votes approving the matter exceed the number of votes opposing the matter. Except as otherwise provided in the Articles of Incorporation or by applicable law, (i) no Shareholder shall have any right of cumulative voting and (ii) each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders.
     (b) Shares standing in the name of another corporation (whether domestic or foreign) may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A Shareholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation he or she has expressly empowered the pledgee to vote thereon, in which case only the pledgee (or his or her proxy) may represent the stock and vote thereon.
     (c) If shares or other securities having voting power are in the name of two or more persons (whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise) or if two or more persons have the same fiduciary relationship respecting the same shares, unless the de facto secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:
          (i) if only one votes, his or her act binds all;
          (ii) if more than one votes, the act of the majority so voting binds all; and
          (iii) if more than one votes but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately or any person voting the shares, or a beneficiary (if any), may apply to the Wyoming court as may have jurisdiction to appoint an additional person to act with the person so voting the shares, which shall then be voted as determined by a majority of such persons and the person so appointed by the court.
     Section 2.11 Action by Shareholders Without Meeting.
     (a) Action required or permitted by this Article II to be taken at a Shareholders’ meeting may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize the same action at a meeting at which all shares entitled to vote on the action were present and voted.
     (b) The written consent shall bear the date of signature of the shareholder who signs the consent and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.
     (c) The record date for determining Shareholders entitled to take action without a meeting is the date the first Shareholder signs the consent under this Section 2.11.
     (d) A consent signed under this Section 2.11 has the effect of a meeting vote and may be described as such in any document. Unless a resolution of the board of directors provides for a reasonable delay to permit tabulation of written consents, the action taken by written consent shall be effective when written consents signed by sufficient shareholders to take the action are delivered to the Corporation.
     (e) If the WBCA requires that notice of proposed action be given to non-voting shareholders and the action is to be taken by written consent of the voting shareholders, the Corporation shall give its nonvoting shareholders written notice of the action not more than ten (10) days after written consents sufficient to take the action have been delivered to the corporation or the later date that tabulations of consents is completed pursuant to the authorization under subsection (d) above. The notice shall reasonably describe the action taken and contain, or be accompanied by the same material that, under any provision of the WBCA, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the Shareholders for action.
     (f) If action is taken by less than unanimous written consent of the voting shareholders, the Corporation shall give its nonconsenting voting shareholders written notice of the action not more than ten (10) days after written consents sufficient to take the action have been delivered to the Corporation, or the later date that tabulation of consents is completed pursuant to an authorization under subsection (d) of this section. The notice shall reasonably describe the action taken and contain, or be accompanied by, the same material that, under any provision of the WBCA, would have been required to be sent to voting shareholders in a notice of meeting at which the action would have been submitted to the shareholders for action.
     (g) The notice requirements of (e) and (f) of this section shall not delay the effectiveness of action taken by written consent, and failure to comply with such notice requirements shall not invalidate actions taken by written consent. The WBCA allows for judicial power to fashion an appropriate remedy in favor of a shareholder adversely affected by a failure to give the notice within the required time period.
     (h) An electronic transmission may be used to consent to an action, if the electronic transmission contains or is accompanied by information from which the Corporation can determine the date on which the electronic transmission was signed and that the electronic transmission was authorized by the shareholder, the shareholder’s agent or the shareholder’s attorney-in-fact. Delivery of a written consent to the Corporation under this section isdelivery to the Corporation’s registered agent at its registered office or to the office of the Chief Executive Officer at the principal office of the Corporation.
     Section 2.12 Inspectors of Election; Opening and Closing of Polls.
     (a) Before any meeting of Shareholders, the Board of Directors shall appoint one or more persons to act as inspectors of election at such meeting or any adjournment thereof. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and if required by law or requested by any Shareholder entitled to vote, or his or her proxy, shall appoint a substitute inspector. If no inspectors are appointed by the Board of Directors, the chairman of the meeting may, and if required by law or requested by any Shareholder entitled to vote, or his or her proxy, shall appoint one or more inspectors at the meeting. Notwithstanding the foregoing, inspectors shall be appointed consistent with the mandatory provisions of the WBCA.
     (b) Inspectors may include individuals who serve the Corporation in other capacities (including as officers, employees, agents or representatives). However, no director or candidate for the office of director shall act as an inspector. Inspectors need not be Shareholders.
     (c) The Inspectors shall (i) determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and (ii) receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes and ballots, determine the results and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the chairman of the meeting, the Inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. The Inspectors shall have such other duties as may be prescribed by the WBCA. The Inspectors shall execute the oath required by the WBCA.
     (d) The chairman of the meeting may fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Shareholders will vote at the meeting.

     Section 2.13 Waiver of Notice by Shareholder
     (a) A shareholder may waive any notice required by the WBCA, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, be signed or shall be sent by electronic transmission by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.
     (b) A shareholder’s attendance at a meeting:
          (i) Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and
          (ii) Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
     Section 2.14 Specific Provision Relating to Election of Directors
     (a). The Corporation shall be governed in the election of directors as follows:
          (i) Each vote entitled to be cast may be voted for or against up to that number of candidates that is equal to the number of directors to be elected, or a shareholder may indicate an abstention, but without cumulating votes;
          (ii) To be elected, a nominee shall have received a plurality of votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present, provided that a nominee who is elected but receives more votes against than for election shall serve as a director for a term that shall terminate on the date that is the earlier of ninety (90) days from the date on which the voting results are determined pursuant to W.S. 17-16-729 (b)(v) or is the date on which an individual is selected by the Board of Directors to fill the office held by such director, which selection shall be deemed to constitute the filling of a vacancy by the board to which W.S. 17-16-810 applies. Subject to paragraph (iii) below, a nominee who is elected but receives more votes against than for election shall not serve as a director beyond the ninety (90) day period referenced above; and
          (iii) The Board of Directors may select any qualified individual to fill the office held by a director who received more votes against than for election.
     (b). This bylaw shall be amended in the event that the Corporation creates voting groups which are specifically entitled to vote for specific directors.
ARTICLE III
BOARD OF DIRECTORS
     Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. In addition to the powers and authorities expressly conferred upon the Board of Directors by these Bylaws, the Board of Directors may exercise all of the powers of the Corporation and do all such lawful acts and things as are not by law, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Shareholders. The Board’s oversight responsibilities also include attention to:
     (a) Business performance and plans;
     (b) Major risks to which the Corporation is or may be exposed;
     (c) The performance and compensation of the Chief Executive Officer;

     (d) Policies and practices to foster the Corporation’s compliance with law and ethical conduct;
     (e) Preparation of the Corporation’s financial statements;
     (f) The effectiveness of the Corporation’s internal controls;
     (g) Arrangements for proving adequate and timely information to directors; and
     (h) The composition of the board and its committees, taking into account the important role of independent directors.
     Section 3.2 Number, Tenure and Qualifications. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors. The term of each director shall expire at the annual meeting of Shareholders following his or her election. Despite the expiration of a director’s term, he or she shall continue to serve until his or her successor shall have been elected and qualified or there is a decrease in the number of directors. Directors need not be residents of Wyoming or Shareholders of the Corporation.
     Section 3.3 Nomination of Director Candidates.
     (a) Nominations of candidates for election as directors of the Corporation at any meeting of Shareholders called for election of directors (an “Election Meeting”) may be made by the Board of Directors or by any Shareholder entitled to vote at such Election Meeting.
     (b) Nominations made by the Board of Directors shall be made at the meeting of the Board of Directors, or by written consent of the requisite number of directors in lieu of a meeting, at which the date is set for the Election Meeting. The nomination must have the approval of a majority of the independent directors as defined by the New York Stock Exchange Listing Standards, which may be amended from time to time. At the request of the de facto secretary of the Corporation, each proposed nominee shall provide the Corporation his or her information as is required under the rules of the Securities and Exchange Commission, to be included in the Corporation’s proxy statements soliciting proxies for his or her election as a director.
     (c) At the later to occur of (i) sixty (60) days prior to the date of any Election Meeting or (ii) ten (10) days after the Board of Directors first publishes the date of any Election Meeting, any Shareholder who intends to make a nomination at such Election Meeting shall deliver a notice to the de facto secretary of the Corporation setting forth:
          (i) as to each person whom the Shareholder proposes to nominate for election as a director, (A) the exact name of such person, (B) such person’s age, principal occupation, business address, telephone number, facsimile number, electronic mail address, residence address and residence telephone number, (C) the number of shares (if any) of each class of stock of the Corporation held of record or beneficially owned by such person and (D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act or any successor regulation thereto (including such person’s notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected);
          (ii) as to the Shareholder giving the notice, (i) such person’s name and address, as they appear on the Corporation’s stock ledger, (ii) such person’s principal occupation, business address, telephone number, facsimile number, electronic mail address, residence address and residence telephone number, (iii) the class and number of shares of the Corporation which are held of record or beneficially owned by him, her or it and (iv) the dates upon which he, she or it acquired such shares of stock and documentary support for any claims of beneficial ownership;

          (iii) a description of all arrangements or understandings, written or oral, between the Shareholder giving the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such Shareholder;
          (iv) a representation that the Shareholder is a holder of record of stock of the Corporation entitled to vote at the election meeting and intends to appear in person or by proxy at the election meeting to propose such nomination; and
          (v) a representation whether the Shareholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from Shareholders in support of such nomination. The foregoing notice requirements shall be deemed satisfied by a Shareholder if the Shareholder has notified the Corporation of such person’s intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Securities Exchange Act and such Shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
     (d) In the event that a person is validly designated as a nominee in accordance with subsection (b) or (c) above and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or, with the consent of the majority of the Board of Directors, the Shareholder who proposed such nominee, as the case may be, may designate a substitute nominee.
     (e) If the Board of Directors determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void. Any such determination by the Board of Directors shall be conclusive and binding on all persons.
     (f) Notwithstanding the foregoing, the provisions of this Section 3.3 shall not apply to the filling of vacancies by the Board of Directors pursuant to Section 3.9 of these Bylaws.
     (g) The foregoing right of a Shareholder to nominate a person for election or reelection to the Board of Directors shall be subject to such additional conditions, restrictions and limitations as may be imposed by the Board of Directors.
     (h) Nothing in this Section 3.3 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act.
     (i) Notwithstanding anything in this Section 3.3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder’s notice required by this Section 3.3 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the de facto secretary at the principal offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
     Section 3.4 Regular Meetings. The Board of Directors may provide, by resolution, the time and place, if any, either within or without the State of Wyoming, for the holding of additional regular meetings without other notice than such resolution.
     Section 3.5 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, the Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place, if any, either within or without the State of Wyoming, as the place for holding any special meeting of the Board of Directors called by them.

     Section 3.6 Notice.
     (a) Notice of the time, date and place of any special meeting of the Board of Directors shall be given at least twenty-four (24) hours prior thereto. Notice may be communicated in person; by telephone, telegraph, teletype or other form of wire or wireless communication; by electronic mail or other kind of electronic transmission; or by facsimile. Neither business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     (b) A director may waive any notice required by the WBCA, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as provided by subsection (c) below, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.
     ( c) A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.
     Section 3.7 Quorum. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 3.8 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     Section 3.9 Vacancies.
     (a) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors then in office though less than a quorum of the Board of Directors. The term of a director elected to fill a vacancy shall expire at the next Shareholders’ meeting at which directors are elected.
     (b) Any newly-created directorship resulting from any increase in the number of directors constituting the total number of directors which the Corporation would have if there were no vacancies may be filled by a majority of the directors then in office (though less than a quorum) or by the sole remaining director. Each director so appointed shall hold office until his or her successor is elected and qualified or until his or her death, resignation or removal.
     Section 3.10 Compensation. By resolution of the Board of Directors or a committee thereof, the directors may be paid their reasonable expenses, if any, for attendance at each meeting of the Board of Directors or any committee thereof, or any Shareholder meeting, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof, or any Shareholder meeting, or a stated salary as director or any other type of compensation, including stock or stock options. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 3.11 Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (i) he or she objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting; (ii) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right to dissent or abstention is not available to a director who votes in favor of the action taken.

     Section 3.12 Participation in Meetings by Conference Telephone and Action of Board of Directors Without a Meeting.
     (a) The Board of Directors or any committee thereof may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of conference telephone or, any other means of communication by which all directors participating can hear each other and may communicate with each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
     (b) Action required or permitted by applicable law, the Articles of Incorporation or these Bylaws to be taken at a Board of Directors’ meeting may be taken without a meeting if the action is taken by the requisite number of members of the board. The action shall be evidenced by one (1) or more written consents describing the action taken, signed by the requisite number of directors or shall be sent by electronic transmission by the requisite number of directors and included in the minutes or filed with the corporate records reflecting the action taken.
     (c) Action taken under this Section 3.12 is effective when one (1) or more consents signed by the requisite number of directors are delivered to the Corporation.
     (d) The requisite number of members of the board shall be determined under Sections 3.7 and 3.8.
     Section 3.13 Committees of Directors.
     (a) The Board of Directors, by resolution, may designate one or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except where action of the Board of Directors is required by statute.
     (b) The Board of Directors may by resolution create other committees for such terms and with such powers and duties as the Board of Directors shall deem appropriate.
     (c) The chairman of each committee of the Board of Directors shall be chosen by the members thereof. Each committee shall elect a de facto secretary, who shall be either a member of the committee or the de facto secretary of the Corporation. The chairman of each committee shall preside at all meetings of such committee.
     (d) Regular meetings of each committee may be held without the giving of notice if a time, date and place shall have been established by the committee for such meetings. Special meetings (and, if the requirements of the preceding sentence have not been met, regular meetings) shall be called as provided in Section 3.6 with respect to notices of special meetings of the Board of Directors.
     (e) A majority of the members of each committee must be present either in person or by telephone, television, electronic transmission or similar means of communication, at each meeting of such committee in order to constitute a quorum for the transaction of business. The act of a majority of the members of the committee so present at a meeting at which a quorum is present shall be the act of such committee. The members of each committee shall act only as a committee, and shall have no power or authority, as such, by virtue of their membership on the committee.
     (f) Any action required or permitted to be taken by any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the committee.
     (g) Each committee shall maintain a record, which need not be in the form of complete minutes, of the action taken by it at each meeting, which record shall include the date, time, and place of the meeting, the names of the members present and absent, the action considered and the number of votes cast for and against the adoption of the action considered. All action by each committee shall be reported to the Board of Directors at its meeting next succeeding such action, such report to be in sufficient detail as to enable the Board of Directors to be informed of the conduct of the Corporation’s business and affairs since the last meeting of the Board of Directors.

     (h) Any member of any committee may be removed from such committee, either with or without cause, at any time, by resolution adopted by a majority of the whole Board of Directors at any meeting of the Board of Directors.
     (i) Any vacancy in any committee shall be filled by the Board of Directors in the manner prescribed by these Bylaws for the original appointment of the members of such committee.
     Section 3.14 Chairman of the Board of Directors. The Board of Directors shall appoint one of the members of the Board of Directors to be the Chairman of the Board of Directors. The Chairman of the Board of Directors shall (i) preside at all meetings of the Board of Directors unless a majority of the directors present at a meeting shall select some other person to act as Chairman; (ii) in the event that the Chief Executive Officer shall be unable to serve due to temporary illness, other disability or shall resign or be terminated, shall act in the place and stead of the Chief Executive Officer until the Chief Executive Officer shall resume his or her duties or another person shall be appointed by the Board of Directors as Chief Executive Officer; and (iii) exercise all such other powers and duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors.
ARTICLE IV
OFFICERS
     Section 4.1 Number. The current officers of the Corporation are a Chief Executive Officer, a chief operating officer, a chief financial officer, a chief technology officer and a controller. The Board of Directors may at any time elect other officers (including but not limited to assistant treasurers or assistant secretaries) as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person.
     Section 4.2 Election and Term of Office. Each officer shall hold office until his or her successor duly shall have been elected and shall have qualified or until his or her death or resignation or he or she shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not itself create contract rights.
     Section 4.3 Removal. Any officer may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 4.4 Resignations. Any officer may resign at any time by giving written notice thereof to the Board of Directors. Any such resignation shall take effect as of its date unless some other date is specified therein, in which event it shall be effective as of that date. The acceptance of such resignation shall not be necessary to make it effective.
     Section 4.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.
     Section 4.6 Chief Executive Officer. The Chief Executive Officer shall (i) be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, in general supervise and control all of the business and affairs of the Corporation; (ii) from time to time assign all of the officers of the Corporation their respective duties and responsibilities; and (iii) exercise all such other powers and duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors. In the absence of the Chairman of the Board of Directors or in the event of his or her death, inability or refusal to act, the Chief Executive Officer shall perform the duties of the Chairman of the Board of Directors, and when so acting, shall have all the powers of and be subject to all the restrictions upon said office.
     Section 4.7 The Chief Financial Officer. The Chief Financial Officer shall perform such duties as are customary for a chief financial officer to perform and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer. If required by the Board of

Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his or her duties in such sum and with such sureties as the Board of Directors shall determine. The Chief Financial Officer shall:
     (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected; and
     (b) in general perform all of the duties incident to the office of the Chief Financial Officer and such other duties as from time to time may be assigned to the Chief Financial Officer by the Board of Directors or the Chief Executive Officer.
     Section 4.8 Chairman of the Board and Chief Executive Officer Shall Be Different Individuals.
     Because the Chairman of the Board is a substitute Chief Executive Officer and the Chief Executive Officer is a substitute for the Chairman of the Board, these two offices shall always be held by different individuals.
     Section 4.9 The De Facto Secretary. The de facto secretary shall:
     (a) keep the minutes of the Shareholders and of the Board of Directors meetings in one or more books provided for that purpose;
     (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;
     (c) be custodian of the corporate records and of the seal of the Corporation, see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized, and otherwise be responsible for authenticating records of the Corporation;
     (d) keep a register of the address of each Shareholder which shall be furnished to the De Facto secretary by such Shareholder;
     (e) sign with the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;
     (f) have general charge of the stock transfer books of the Corporation; and
     (g) in general, perform all duties incident to the office of de facto secretary and such other duties as from time to time may be assigned to the de facto secretary by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President.
     Section 4.10 Assistant Secretaries and Assistant Treasurers. If created and filled by the Board of Directors, Assistant Secretaries and Assistant Treasurers shall have such powers and duties as may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer. The Assistant Secretaries, in the absence of the de facto secretary, shall perform the duties of the de facto secretary, and when so acting shall have all the powers of, and be subject to all of the restrictions upon, the de facto secretary. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Treasurers, in the absence of the Chief Financial Officer, shall perform the duties of the Chief Financial Officer, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the Chief Financial Officer.
     Section 4.11 Other Officers. Such other officers or assistant officers as the Board of Directors may designate shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.
     Section 4.12 Delegation of Authority. In the case of any absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the Board of Directors may delegate some or all the powers or duties of such officer to any other officer or to any director, employee, Shareholder or agent for whatever period of time seems desirable.
     Section 4.13 Salaries. The salaries of the officers shall be fixed in the manner directed from time to time by the Board of Directors, or a committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.
ARTICLE V
SHARES OF STOCK
     Section 5.1 Certificates for Shares. The shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under the laws of the State of Wyoming. Except as otherwise provided by law, the rights and obligations of Shareholders are identical whether or not their shares are represented by certificates. Each Shareholder, upon written request to the Corporation or its transfer agent, shall be entitled to a certificate of the capital stock of the Corporation. If certificated, certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors and attested to by the Chief Executive Officer or by a de facto secretary or assistant de facto secretary if such officers are elected in the future. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
     Section 5.2 Transfer of Shares. The Board of Directors may appoint one or more transfer agents for the Corporation’s capital stock and may make, or authorize such agent or agents to make, all such rules and regulations as are expedient governing the issue, transfer and registration of shares of capital stock of the Corporation and any certificates representing such shares. Transfer of the shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by such person’s legal representative, who shall furnish proper evidence of his, her or its authority to transfer, duly executed and filed with the de facto secretary of the Corporation (if elected in the future) or its transfer agent, either (i) if such shares are certificated, on surrender for cancellation of the certificate of such shares to the Corporation or its transfer agent or (ii) if such shares are uncertificated, upon proper instructions from the holder thereof, in each case with such proof of authenticity of signature as the Corporation or its transfer agent may reasonably require. Prior to due presentment for registration of transfer of a security (whether certificated or uncertificated), the Corporation shall treat the registered owner of such security as the person exclusively entitled to vote, receive notifications and dividends, and otherwise to exercise all rights and powers of such security.
     Section 5.3 Shareholders of Record. Shareholders of record entitled to vote at any meeting of Shareholders or entitled to receive payment of any dividend or to any allotment of rights or to exercise the rights in respect of any change or conversion or exchange of capital stock shall be determined according to the Corporation’s record of Shareholders and, if so determined by the Board of Directors in the manner provided by statute, shall be such Shareholders of record (a) at the date fixed for closing the stock transfer books or (b) as of the date of record.
     Section 5.4 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct the issuance of new or duplicate stock certificates in place of lost, stolen or destroyed certificates, upon being furnished with evidence satisfactory to it of the loss, theft or destruction and upon being furnished with indemnity satisfactory to it. The Board of Directors may delegate to any officer authority to administer the provisions of this Section 5.4.
     Section 5.5 Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding sixty (60) days nor less than ten (10) days in connection with obtaining the consent of

Shareholders for any purpose; or the Board of Directors may, in its discretion, fix a date, not more than sixty (60) days nor less than ten (10) days before any Shareholders’ meeting, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting and at any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of such change, conversion, or exchange of capital stock, or to give such consent, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting and at any adjournment thereof, or to receive payment of such dividend, or to exercise rights, or to give such consent as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.
     Section 5.6 Regulations. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates of stock. The Board of Directors may appoint one or more transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both.
     Section 5.7 Examination of Books by Shareholders. The original or duplicate stock ledger of the Corporation containing the names and addresses of the Shareholders and the number of shares held by them and the other books and records of the Corporation shall, at all times during the usual hours of business, be available for inspection at its principal office, and any Shareholder, upon compliance with the conditions set forth in and to the extent authorized by the WBCA, shall have the right to inspect such books and records.
ARTICLE VI
INDEMNIFICATION;
     The Corporation shall indemnify directors, officers, employees and agents to the fullest extent permitted by Wyoming law, through Board resolution or Board contract.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     Section 7.1 Dividends. Subject to applicable law and the provisions of the Articles of Incorporation, dividends may be declared by the Board of Directors at any meeting and may be paid in cash, in property or in shares of the Corporation’s capital stock. Any such declaration shall be at the discretion of the Board of Directors. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers as to the value and amount of the assets, liabilities or net profits of the Corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared.
     Section 7.2 Reserves. There may be created by the Board of Directors, out of funds of the Corporation legally available therefor, such reserve or reserves as the Board of Directors from time to time, in its absolute discretion, considers proper to provide for contingencies, to equalize dividends or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of Directors, in its absolute discretion, may thereafter modify or abolish any such reserve.
     Section 7.3 Checks. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation shall be signed by such officer or officers or by such employees or agents of the Corporation as may be designated from time to time by the Board of Directors.
     Section 7.4 Corporate Contracts and Instruments. Subject always to the specific directions of the Board of Directors, the Chairman of the Board, the Chief Financial Officer, a Vice President, the De Facto secretary or the Treasurer may enter into contracts and execute instruments in the name and on behalf of the

Corporation. The Board of Directors and, subject to the specific directions of the Board of Directors, the Chairman of the Board or the Chief Executive Officer may authorize one or more officers, employees or agents of the Corporation to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
     Section 7.5 Attestation. With respect to any deed, deed of trust, mortgage or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the de facto secretary or an assistant de facto secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation of the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary or unless the laws of the country or state where the real property is located requires an attestation.
     Section 7.6 Securities of Other Corporations. Subject always to the specific directions of the Board of Directors, the Chairman of the Board or the Chief Executive Officer of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.
     Section 7.7 Fiscal Year. The fiscal year of the Corporation shall be July 1st through June 30th , unless otherwise fixed by the Board of Directors.
     Section 7.8 Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.
     Section 7.9 Invalid Provisions. If any part of these Bylaws shall be invalid or inoperative for any reason, the remaining parts, so far as is possible and reasonable, shall remain valid and operative.
     Section 7.10 Headings. The headings used in these Bylaws have been inserted for administrative convenience only and shall not limit or otherwise affect any of the provisions of these Bylaws.
     Section 7.11 References/Gender/Number. Whenever in these Bylaws the singular number is used, the same shall include the plural where appropriate. Words of any gender used in these Bylaws shall include the other gender where appropriate. In these Bylaws, unless a contrary intention appears, all references to Articles and Sections shall be deemed to be references to the Articles and Sections of these Bylaws.
     Section 7.12 Amendments. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of directors at a meeting at which a quorum is present or by written consent.
ARTICLE VIII
EMERGENCY BYLAWS
     Section 8.1 When Operative. Emergency bylaws adopted under this Article shall become effective in the event of an emergency. An emergency exists for purposes of this section if a quorum of the Corporation’s directors cannot readily be assembled because of some extraordinary event.
     Section 8.2 Board Meetings. During any such emergency, a meeting of the Board of Directors may be called by any director, or if necessary, by any officer who is not a director. The meeting shall be held at such time and place, within or without, the People’s Republic of China or the State of Wyoming, specified by the person calling the meeting and in the notice of the meeting which shall be given to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. Such advance notice shall be given as, in the judgment of the person calling the meeting, circumstances permit. Two directors shall constitute a quorum for the transaction of business. To the extent required to constitute a quorum at the meeting, the officers present shall be deemed, in order of rank and within the same rank in order of seniority, directors for the meeting.

ADOPTED THIS______day of ____________________, 200__.

Chairman of the Board of Directors
ATTEST:

Chief Executive Officer